UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 18, 2014.

CTPARTNERS EXECUTIVE SEARCH INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (212) 588-3500
(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 18, 2014, CTPartners Executive Search Inc. (the “Company”) held its annual meeting of stockholders. The following matters set forth in the Company's definitive proxy statement dated April 29, 2014 and filed with the Securities and Exchange Commission were voted on at the annual meeting of stockholders and the results of such voting are indicated below.

Proposal One: Election of Directors. The five (5) nominees listed below were elected as directors of the Company, each to serve on the Board of Directors until the Company's 2015 annual meeting of stockholders, with the respective votes set forth opposite their names:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Scott M. Birnbaum	4,277,146	68,325	1,044,568
Michael C. Feiner	4,277,146	68,325	1,044,568
Betsy L. Morgan	4,277,146	68,325	1,044,568
Brian M. Sullivan	4,277,146	68,325	1,044,568
Thomas R. Testwuide, Sr.	4,277,146	68,325	1,044,568

Proposal 2: Ratification of the appointment of McGladrey LLP. The appointment of McGladrey LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2014 is ratified.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Proposal 2	5,283,397	3,138	103,504	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTPartners Executive Search Inc.

Date: June 20, 2014	By:	/s/ William J. Keneally
William J. Keneally
Chief Financial Officer